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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
ViewStar Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-18577,33-93948,33-88544,33-51620,33-41199, 33-41197 and 33-36617) on Form
S-8 and in the registration statement (No. 333-16053) on Form S-3 of Digital Systems International, Inc. of our report dated July 3, 1996, except for note 7, which is as of August 15, 1996, relating to the consolidated balance sheets of ViewStar Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the Form 8-K of Digital Systems International, Inc. dated December 30, 1996.


KPMG Peat Marwick LLP

San Jose, California
December 30, 1996